Exhibit 99.1

Qualstar Reports Fiscal 2010 First Quarter Results

SIMI VALLEY, CA--(Marketwire - November 12, 2009) - Qualstar® Corporation (NASDAQ: QBAK), a manufacturer of automated tape storage solutions and high efficiency power supplies, today reported financial results for the first quarter of fiscal 2010 ended September 30, 2009.

Fiscal 2010 First Quarter Financial Results

Revenues for the first quarter of fiscal 2010 were $3.7 million, compared to $5.4 million for the same quarter of fiscal 2009, a decrease of $1.7 million or 31.9 percent. Loss from operations was $1.1 million compared to $321,000 in fiscal 2009. Net loss was $1.0 million or $(0.08) per basic and diluted share, compared to a net loss of $39,000, or $(0.00) per basic and diluted share for the first quarter of fiscal 2009.

Tape library segment revenues were $2.5 million for the quarter, compared to $3.8 million for the same quarter of the prior year, a decrease of $1.3 million, or 34.3 percent. Power supply segment revenues of $1.2 million for the quarter decreased by $0.4 million, or 26.2 percent, compared to $1.6 million in the same quarter of the prior year.

Gross profit decreased to $1.0 million, or 26.2 percent of net revenues, for the three months ended September 30, 2009, from $1.9 million, or 34.9 percent of net revenues, for the three months ended September 30, 2008. The decrease in gross profit is due to a decrease in revenues, a change in product mix, an increase in inventory reserves, and lower absorption of labor and overhead.

Research and development expenses for the first quarter of fiscal 2010 were $802,000, or 21.8 percent of revenues, compared to $743,000 or 13.8 percent of revenues, for the first quarter of fiscal 2009. The increase is due primarily to an increase in compensation related to additions in personnel and prototype material expenses. Sales and marketing expenses were $544,000, or 14.8 percent of revenues, compared to $695,000 or 12.9 percent of revenues, in the corresponding period last year. The decrease in sales and marketing expense was due to a decrease in compensation related to reductions in personnel and commission expenses. General and administrative expenses in the first quarter of fiscal 2010 were $671,000 or 18.2 percent of revenues, compared to $766,000, or 14.2 percent of revenues, for the same period last year. The decrease in general and administrative expense was primarily due to a decrease in compensation related to reductions in personnel and bad debt expenses.

Cash, cash equivalents and marketable securities were $26.5 million at September 30, 2009, down from $31.1 million at September 30, 2008. Inventory at September 30, 2009 was $5.6 million, compared to $6.2 million at September 30, 2008.

Commenting on the first quarter results, Bill Gervais, president and chief executive officer of Qualstar, said, "While first quarter revenues of $3.7 million were within our expect guidance range, sales were impacted by the timing of several orders for XLS libraries that were shipped subsequent to the end of the first quarter. Despite the ongoing macroeconomic conditions that continue to result in customers delaying purchase decisions, we are taking the necessary actions to strengthen our business during these challenging times."

Qualstar Corporation Conference Call

Company management will hold a conference call to discuss its fiscal 2010 first quarter results today at 2:00 p.m. Pacific (5:00 p.m. Eastern). Investors are invited to listen to the call live via the Internet using the link under the "Investors" section at www.qualstar.com. Please go to the Website at least 15 minutes early to register, download and install any necessary audio software. A replay of the Webcast will be available for 30 days. Additionally, participants can dial into the live conference call by calling 877-941-9205 or 480-629-9835. An audio replay will be available through November 19, 2009, by calling 800-406-7325 or 303-590-3030, and entering access code 4179668.

About Qualstar Corporation

Qualstar manufactures automated tape libraries and power supplies. Its products are known throughout the world for energy efficiency and rugged, Simply Reliable designs yielding years of trouble-free operation. Qualstar tape libraries are sold, installed and supported worldwide to backup, archive and protect data from incidental and catastrophic loss. Its N2Power brand high efficiency, ultra small switching power supplies are sold to OEM manufacturers worldwide, where very low power consumption is required. Qualstar Corporation is publicly traded on the NASDAQ National Market under the symbol QBAK. More information is available at www.qualstar.com or by phone at 805-583-7744.

Forward-Looking Statements

Statements concerning the future business, operating results and financial condition of the Company are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include the Company's ability to increase sales of its products; rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; and, adverse changes in market demand for its products. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Further information on these and other potential factors that could affect the Company's financial results or condition are included in Qualstar's filings with the Securities and Exchange Commission. In particular, reference is made to the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009, and to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of its Form 10-K and its most recent Quarterly Report on Form 10-Q.

-Financial Tables to Follow-

QUALSTAR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008

Net revenues	$3,679	$5,402

Cost of goods sold	2,716	3,519

Gross profit	963	1,883

Operating expenses:
Research and development	802	743
Sales and marketing	544	695
General and administrative	671	766
Total operating expenses	2,017	2,204

Loss from operations	(1,054)	(321)

Investment Income	103	280

Loss before income taxes	(951)	(41)

Benefit for income taxes	-	(2)

Net loss	$(951)	$(39)

Loss per share:
Basic and Diluted	$(0.08)	$(0.00)

Shares used to compute loss per share:
Basic and Diluted	12,253	12,253

Cash dividends declared per common share	$0.06	$0.00

QUALSTAR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)

	Sept 30,	June 30,
	2009	2009
ASSETS	(Unaudited)	(Audited)

Current assets:
Cash and cash equivalents	$2,384	$3,749
Marketable securities, short-term	14,142	16,856
Receivables, net of allowance for doubtful accounts of $60 as of
September 30, 2009 and $85 as of June 30, 2009	2,098	2,305
Inventories, net	5,622	5,822
Prepaid expenses and other current assets	410	397

Total current assets	24,656	29,129

Property and equipment, net	317	361
Marketable securities, long-term	10,010	7,056
Other assets	46	46

Total assets	$35,029	$36,592

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$941	$649
Accrued payroll and related liabilities	395	505
Other accrued liabilities	861	894

Total current liabilities	2,197	2,048

Other long-term liabilities	34	34
Commitments and contingencies
Shareholders' equity:
Common stock, no par value; 50,000 shares authorized, 12,253 shares issued and outstanding as of
September 30, 2009 and June 30, 2009	18,805	18,798
Accumulated other comprehensive income (loss)	135	168
Retained earnings	13,858	15,544
Total shareholders' equity	32,798	34,510

Total liabilities and shareholders' equity	$35,029	$36,592

For more information, contact:
William J. Gervais
President & CEO
Qualstar Corporation
(805) 583-7744
gervais@qualstar.com

Lasse Glassen
General Information
Financial Relations Board
(213) 486-6546
lglassen@mww.com